Exhibit 3.9

CERTIFICATE OF INCORPORATION

OF

OEC LTD., INC.

1. The name of the corporation is:

OEC LTD., INC.

2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of Common stock which the corporation shall have authority to issue is two thousand (2,000); all of such shares shall be without par value.

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the incorporator is:

L. M. Custis 100 West Tenth Street Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of April, 1984.

/s/ L. M. Custis
L. M. Custis

•	OEC Ltd., Inc.

a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

•	FIRST: That at a meeting of the Board of Directors of OEC Ltd., Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1” so that, as amended, said Article shall be and read as follows:

“The name of the Corporation is Biomet Europe Ltd.,

_________________________________________________________________________________________________ _______________________________________________________________________________________________”

•

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•	THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•	FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

•	IN WITNESS WHEREOF, said OEC Ltd., Inc.

has caused this certificate to be signed by

Dane A. Miller, Ph.D., its Managing Direct

and Daniel P. Hann, its Secretary.

this 2 day of January, 1997.

BY:	/s/ Dane A. Miller
President Managing Director

ATTEST:	/s/ Daniel P. Hann
Secretary

AMENDMENT

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

BIOMET ACQUISITION CORP.

INTO

BIOMET EUROPE LTD.

Biomet Europe Ltd. (“Biomet Europe”), a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That Biomet Europe was incorporated on the 19th day of April, 1984, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That Biomet Europe owns all of the outstanding shares of the stock of Biomet Acquisition Corp. (“BAC”), a corporation incorporated on the 8th day of March, 1991, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That Biomet Europe, by unanimous written consent of its members, filed with the minutes of the Board, on the 1st day of January, 1998, determined to and did merge into itself said BAC:

RESOLVED, that Biomet Europe merge, and it hereby does merge into itself said Biomet Acquisition Corp., and assumes all of its obligation; and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that the proper officers of Biomet Europe be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said BAC and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any wise necessary or proper to effect said merger; and

FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Biomet Europe at any time prior to the date of filing the merger with the Secretary of State.

IN WITNESS WHEREOF, said Biomet Europe has caused this Certificate to be signed by Dane A. Miller, its President, and attested by Daniel P. Hann, its Secretary, this 1st day of January, 1998.

BIOMET EUROPE LTD.

By:	/s/ Dane A. Miller
Dane A. Miller, President

ATTEST:

By:	/s/ Daniel P. Hann
Daniel P. Hann, Secretary

2

State of Delaware Secretary of State Division of Corporations Delivered 05:25 PM 12/20/2007 FILED 05:25 PM 12/20/2007 SRV 071350175 - 2033405 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION OF

BIOMET EUROPE LTD.

Biomet Europe Ltd. (formerly know as OEC Ltd., Inc.) a corporation organized and existing under the laws of the State of Delaware (the Corporation), pursuant to the provisions of the General Corporation Law of the State of Delaware (the DGCL), DOES HEREBY CERTIFY:

FIRST: That, in accordance with the provisions of Sections 141 and 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment (the Amendment) to the Certificate of Incorporation of the Corporation (the Certificate of Incorporation), declaring the Amendments to be advisable and directing that the Amendments be presented to the stockholders of the Corporation entitled to vote in respect thereof for its consideration. The Certificate of Incorporation is amended by replacing Article 4 thereof in its entirety with the following:

“The total number of shares of Common Stock which the corporation shall have authority to issue is three thousand (3,000); all of such shares shall be without par value.”

SECOND: That the Amendment was approved by the sole stockholder of the Corporation pursuant to a written consent of sole shareholder in accordance with Section 228 of the DGCL on December 19, 2007.

THIRD: That the Amendment was duly approved and adopted in accordance with the provisions of Section 242 of the DGCL on December 19, 2007.

FOURTH: That the Amendment shall be effective as of the filing of this Certificate of Amendment with the Secretary of State of the Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 20th day of December 2007.

By:	/s/ Bradley J. Tandy
Authorized Officer

Title:	Secretary

Name:	Bradley J. Tandy